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                                                                    Exhibit 4.3

                                                                  CONFORMED COPY

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                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 3, 2005

                                     between

                              BANCO BRADESCO S.A.,
                     acting through its Grand Cayman branch,

                                       and

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                              as Initial Purchaser

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            REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June
3, 2005, between BANCO BRADESCO S.A., a financial institution incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser (the "Initial Purchaser").

            This Agreement is made pursuant to the Purchase Agreement, dated May 26, 2005 (the "Purchase Agreement"), between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Company's 8.875% Perpetual Non-cumulative Junior Subordinated Securities (the "Original Securities") and for the benefit of the holders of the Original Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser under the Purchase Agreement, as set forth in Section 5(k) of the Purchase Agreement.

            The parties hereby agree as follows:

SECTION 1. DEFINITIONS

            As used in this Agreement, the following capitalized terms shall have the following meanings:

            Additional Securities: Additional securities issued after the Closing Date (excluding Securities issued upon registration or transfer for, or in lieu of, other Securities) pursuant to the terms of the Indenture.

            Affiliate: As defined in Rule 405 under the Securities Act.

            Broker-Dealer: Any broker or dealer registered under the Exchange
Act.

            Broker-Dealer Transfer Restricted Securities: Exchange Securities that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Registrable Securities that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Company or any of its Affiliates).

            Business Day: Any day except a Saturday or Sunday or a legal holiday or a day on which banking institutions (including, without limitation, the members of the Federal Reserve System) are authorized or required by law, regulation or executive order to close in the City of New York, Cayman Islands, London or Sao Paulo.

            Closing Date: June 3, 2005.

            Company Indemnitee: As defined in Section 8(a) hereof.

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            Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Security Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Original Securities tendered by Holders thereof pursuant to the Exchange Offer.

            Damages Payment Date: With respect to the Original Securities, each Interest Payment Date.

            Exchange Act: U.S. Securities Exchange Act of 1934, as amended.

            Exchange Offer: The offer by the Company to all Holders of all outstanding Registrable Securities, pursuant to the Exchange Offer Registration Statement, whereby such Holders are offered the opportunity to exchange their outstanding Registrable Securities for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Registrable Securities tendered in such exchange offer by such Holders.

            Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

            Exchange Securities: The Company's 8.875% Perpetual Non-cumulative Junior Subordinated Securities to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Original Securities covered by a Shelf Registration Statement, in either case in exchange for Original Securities.

            Holders: As defined in Section 2 hereof.

            Increased Interest: As defined in Section 5 hereof.

            Indenture: Indenture, dated as of the Closing Date, between the Company and the Trustee, pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

            Interest Payment Date: As defined in the Indenture and the Original Securities.

            NASD: National Association of Securities Dealers, Inc.

            Original Securities: As defined in the preamble to this Agreement.

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            Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

            Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Securities on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

            Registrable Securities: Shall mean the Original Securities; provided, however, that Original Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Original Securities shall have been declared effective under the Securities Act and such Original Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Original Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Original Securities shall have ceased to be outstanding, (iv) the Exchange Offer is consummated or (v) two years (or such shorter period as may hereafter be provided in Rule 144(k) under the Securities Act (or similar rule)) have elapsed since the original issuance date of the Original Securities.

            Registration Default: As defined in Section 5 hereof.

            Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Registrable Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

            Restricted Broker-Dealer: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

            SEC: U.S. Securities and Exchange Commission.

            Securities: The Original Securities, the Additional Securities and the Exchange Securities.

            Securities Act: U.S. Securities Act of 1933, as amended.

            Shelf Registration Statement: As defined in Section 4 hereof.

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            Trust Indenture Act: U.S. Trust Indenture Act of 1939, as amended.

            Trustee: The Bank of New York Trust Company (Cayman) Limited, as trustee under the Indenture, and any successor in such capacity.

            Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. HOLDERS

            A Person is deemed to be a holder of Registrable Securities (each, a "Holder") whenever such Person holds Registrable Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

            (a) Unless the Exchange Offer shall not be permissible by applicable U.S. law or SEC policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause the Exchange Offer Registration Statement to be submitted to the SEC on a confidential basis or to be filed with the SEC after the Closing Date, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective by September 30, 2005, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, promptly commence the Exchange Offer and Consummate the Exchange Offer by October 31, 2005. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Registrable Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below. The time periods referred to in clauses (i) and (ii) of this Section 3(a) shall not include any period during which the Company is pursuing an SEC ruling pursuant to Section 6(a)(i) below.

            (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable U.S. federal and State securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable U.S. federal and State securities laws and any applicable Brazilian or Cayman Islands securities laws. No securities other than the Securities shall be included in the Exchange Offer Registration Statement.

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            (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and state therein that any Restricted Broker-Dealer who holds Registrable Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities may exchange such Registrable Securities (other than Registrable Securities acquired directly from the Company or any Affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a Prospectus meeting the requirements of the Securities Act in connection with its initial sale of each Exchange Security received by such Broker-Dealer in the Exchange Offer, which Prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the SEC may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer, except to the extent required by the SEC as a result of a change in policy after the date of this Agreement.

            The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period ending on the earlier of 180 days from the date on which the Exchange Offer is Consummated and the date on which all Original Securities have been exchanged for Exchange Securities.

            The Company shall promptly provide sufficient copies of the latest version of the Prospectus to such Restricted Broker-Dealers promptly upon request, and in no event later than one Business Day after such request, at any time during the period set forth above in order to facilitate such sales.

            To the extent not conflicting with the Securities Act, or the rules and regulations of the SEC, the Exchange Offer shall be conducted in accordance with the requirements of the Luxembourg Stock Exchange.

SECTION 4. SHELF REGISTRATION

            (a) If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Exchange Securities because the Exchange Offer is not permitted by applicable law or SEC policy (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) for any other reason the Exchange Offer Registration Statement is not declared effective by September 30, 2005 or the

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Exchange Offer is not Consummated by October 31, 2005, then the Company shall cause to be filed within 30 days after the earliest of (A) the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above, (B) September 30, 2005 if the Exchange Offer Registration Statement has not been declared effective by such date, and (C) October 31, 2005 if the Exchange Offer has not been Consummated by such date, a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Registrable Securities, in the case of Section 4(a)(i) hereof, and to any Holder that provides notice to the Company, in the case of Section 4(a)(ii) hereof, and, in either case the Holders of which shall have provided the information required pursuant to Section 4(b) hereof and (y) use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 30 days after the date on which the Company becomes obligated to file such Shelf Registration Statement.

            The Company shall use its reasonable best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6b(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Registrable Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Securities Act; provided, however, that the requirement to keep the Shelf Registration Statement continuously effective shall terminate when all of the Registrable Securities have been resold pursuant thereto.

            (b) No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Securities Act or Item 9.D of Form 20-F under the Securities Act, as applicable, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Registrable Securities shall be entitled to Increased Interest pursuant to Section 5 hereof unless and until such Holder shall have used its reasonable best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. INCREASE IN INTEREST PAYMENTS

            If (i) any Registration Statement has not been declared effective by the SEC on or prior to the date specified for such effectiveness in this Agreement, (ii) the Exchange Offer has not been Consummated by October 31, 2005 or (iii) subject to

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Section 6(c)(ii), any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business
Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Company shall pay increased interest ("Increased Interest") as set forth in the Indenture to each Holder of Registrable Securities from the date of such Registration Default in an amount equal to 1.0% per annum with respect to the principal amount of Registrable Securities held by such Holder or for such shorter period as the Registration Default continues. Following cure of any Registration Default, the accrual of Increased Interest will cease.

            All accrued Increased Interest shall be paid, directly or indirectly, by the Company on each Damages Payment Date to the Record Holder of any Original Securities that are Global Securities (as defined in the Indenture) by wire transfer of immediately available funds and to Record Holders of any definitive Original Securities by wire transfer or by mailing checks to their registered addresses on each Damages Payment Date.

            All obligations of the Company set forth in this Section 5 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to all Registrable Securities shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

            (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all applicable provisions of
Section 6(c) below, shall use its reasonable best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

            (i) If, following the date hereof there has been published a change in applicable law or SEC policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of U.S. counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable U.S. federal law or SEC rule, regulation or policy, the Company hereby agrees to seek a no-action letter or other favorable decision from the SEC allowing the Company to Consummate an Exchange Offer for such Original Securities. The Company hereby agrees to pursue the issuance of such a decision to the SEC staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as are requested by the SEC or otherwise required in connection with the issuance of such decision, including (A) participating in telephonic conferences with the SEC, (B) delivering to the SEC staff an analysis prepared by counsel to the Company setting forth the legal

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      bases, if any, upon which such counsel has concluded that such an Exchange
      Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the SEC staff of such submission.

            (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Registrable Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. As a condition to participating in the Exchange Offer, each Holder shall also acknowledge and agree, upon the request of the Company, (x) that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5,
      1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters (including Brown & Wood LLP (available February 7, 1997)), and, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and (y) that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K or any other information required by the Securities Act or applicable State securities laws if the resales are of Exchange Securities obtained by such Holder in exchange for Original Securities acquired by such Holder directly from the Company or an Affiliate thereof.

            (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the SEC (A) stating that the Company is registering the Exchange Offer in reliance on the position of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5,
      1991), Brown & Wood LLP (available February 7, 1997) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the

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      Exchange Offer and (C) including any other undertaking or representation required by the SEC as set forth in any no-action letter obtained pursuant to clause (i) above.

            (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all applicable provisions of Section 6(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the SEC a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

            (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Registrable Securities (including any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

            (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement (in the case of clause (A), correcting any such misstatement or omission) and shall use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purposes as soon as reasonably practicable thereafter, in each case subject to Section 6(c)(ii);

            (ii) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the

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      applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; provided, however, that if the board of directors of the Company determines in its reasonable judgment that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material event or transaction involving the Company or its subsidiaries, the Company may,
      (A) in the event a Shelf Registration Statement has been filed, allow the Shelf Registration Statement to fail to be effective or usable as a result of such nondisclosure for up to 30 consecutive days during the period of effectiveness of such Shelf Registration Statement and (B) in the event the Exchange Offer is Consummated, allow the Exchange Offer Registration Statement to fail to be effective or usable as a result of such nondisclosure for up to 30 consecutive days during the period specified in the second paragraph of Section 3(c); provided, further, that in the event the Company suspends the effectiveness of any Registration Statement pursuant to the preceding proviso, the Company shall promptly notify the Holders or the Restricted Broker-Dealers, as the case may be, of the suspension of effectiveness of such Registration Statement (which notice shall not be required to disclose the proposed or pending material event or transaction if the board of directors of the Company determines in its reasonable judgment that it is in the best interests of the Company not to disclose the existence of or facts surrounding such event or transaction) and, upon the abandonment, consummation or termination of the proposed or pending material event or transaction, shall promptly notify such Holders or Restricted Broker-Dealers, as the case may be, that the use of such Registration Statement may resume.

            (iii) advise the underwriter(s), if any, the Trustee and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any State securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any State securities commission or other regulatory

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      authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under State securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (iv) furnish to the Initial Purchaser, the Trustee, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the SEC, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such selling Holders and underwriter(s) in connection with such sale, if any, for a period of at least ten Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Registrable Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within ten Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

            (v) prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available at reasonable times for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

            (vi) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is

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      necessary, in the reasonable judgment of counsel to such Person and after consultation with the Company, in connection with any legal proceeding relating to such Registration Statement or any Prospectus or otherwise arising out of or relating to this Agreement and the transactions contemplated hereby, (iii) disclosure of such information is required by law or is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (v) such information becomes available to such person from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by the relevant Person to be bound by a confidentiality agreement with respect to such information;

            (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as is required by the applicable rules and regulations of the SEC or, to the extent not contrary to such rules and regulations, as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment; provided that the Company is not required to take any action that would violate applicable law in the opinion of local counsel to the Company reasonably satisfactory to the underwriters;

            (viii) use its best efforts to confirm that the ratings applicable to the initial offer and sale of the Original Securities will apply to the Exchange Securities;

            (ix) furnish to each selling Holder, the Trustee and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

            (x) deliver to each selling Holder, the Trustee and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

            (xi) enter into such agreements (including an underwriting agreement) and make such customary representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any selling Holder of Registrable Securities or any underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                  (A) furnish or cause to be furnished to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange Offer:

                        (1) a certificate, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company by (x) the principal executive officer of the Company and (y) the principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Section 5(e) of the Purchase Agreement and such other similar matters as the selling Holders, underwriter(s) and/or Restricted Broker-Dealers may reasonably request;

                        (2) opinions, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of external Brazilian counsel, U.S. counsel and Cayman Islands counsel for the Company covering matters similar to those set forth in
                  Section 5(b) of the Purchase Agreement and such other matters as the selling Holders, underwriters and/or Restricted Broker-Dealers may reasonably request, and in any event including a statement to the effect that no information came to such counsel's attention that caused it to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                        (3) a customary comfort letter, dated as of the date of
                  effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Sections 5(f) and
                  (g) of the Purchase Agreement;

                  (B) set forth in full or incorporate by reference in the
            underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to such Section; and

                  (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders, the underwriter(s), if any, and Restricted Broker Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi).

            The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in
      (A)(l) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, the selling Holders and each Restricted Broker-Dealer promptly and if requested by such Persons, shall confirm such advice in writing;

            (xii) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and its counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

            (xiii) issue, upon the request of any Holder of Original Securities covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Original Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Original Securities held by such Holder shall be surrendered promptly to the Company for cancellation;

            (xiv) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least three Business Days prior to such sale of Registrable Securities;

            (xv) use its reasonable best efforts to cause the disposition of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause (xii) above;

            (xvi) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (xvii) provide a CUSIP number for all Registrable Securities not later than the effective date of a Registration Statement covering such Registrable Securities and provide the Trustee under the Indenture with a Global Security or definitive certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

            (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such Registrable Securities;

            (xix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Section 11(a) of the Securities Act and Rule 158 thereunder (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158);

            (xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner; and

            (xxi) make available promptly to each Holder, upon request, at the corporate trust office of the Trustee, each document filed with the SEC pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

            (d) Restrictions on Holders. Each Holder agrees by acquisition of a Registrable Security that, upon receipt of the notice referred to in Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such

Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

            (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including the following: (i) all registration and filing fees and expenses (including filings made by the Initial Purchaser or any Holder with the NASD or its counsel that may be required by the rules and regulations of the NASD, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with rules and regulations of the NASD); (ii) all fees and expenses of compliance with U.S. federal securities and State Blue Sky or securities laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with qualification under State Blue Sky or securities laws of any of the Exchange Securities or Registrable Securities and filings with the
NASD), Brazilian laws and Cayman Islands laws; (iii) all expenses of preparation, word processing, printing and distribution of the Registration Statement and any documents relating to the performance of and compliance with this Agreement (including the preparation of a Global Security or definitive certificates for the Exchange Securities to be issued in the Exchange Offer and printing of any preliminary Prospectus and the Prospectus), messenger and delivery services and telephone; (iv) all fees and disbursement charges of U.S. counsel, Brazilian counsel and Cayman Islands counsel for the Company; (v) all application and filing fees in connection with listing the Securities on any securities exchange or automated quotation system pursuant to the requirements hereof; (vi) the reasonable fees and expenses of the Initial Purchaser in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchaser in connection therewith; (vii) the fees and expenses of the Trustee, agents of the Trustee, and any exchange agent, their respective counsel and the Luxembourg listing agent, if any; (viii) all reasonable fees and disbursement charges of independent accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); and (ix) all rating agency fees.

            The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

            (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchaser and the Holders of Registrable Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursement charges of Milbank, Tweed, Hadley & McCloy

LLP, as U.S. counsel for the Initial Purchaser, and of not more than one firm of Brazilian counsel and Cayman Islands counsel for the Initial Purchaser, who shall be chosen by the Initial Purchaser on behalf of the Holders.

            (c) Each Holder of Registrable Securities will pay all underwriting discounts and commissions and transfer taxes, if any, relating to the disposition of such Holder's Registrable Securities.

SECTION 8. INDEMNIFICATION; CONTRIBUTION

            (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter in connection with a Shelf Registration (any such Person for all purposes of this Section 8 being an "Underwriter") and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any such alleged statement or omission, in either case of the nature described in clause (i) above; provided that any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission, in either case of the nature described in clause (i) above, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement as to any indemnified party shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

            (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchaser, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Purchaser, any Underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment or supplement thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment or supplement thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notice an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If the indemnification to which a party is entitled under this
Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party in such proportion as is appropriate to reflect the relative fault of each indemnifying party on the one hand and the Holders and the indemnified party on the other hand in connection with the statements or omissions which resulted, in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            Relative fault shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the Holders and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 8, (i) the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it pursuant to a registration effected hereunder exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Holder shall be required to contribute in excess of the amount by which the net proceeds received by such Holder from the sale of Registrable Securities by it pursuant to a registration effected hereunder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            No Person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 8, each Person, if any, who controls the Initial Purchaser, or an Underwriter or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, or such Underwriter or Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The obligations of each Holder to contribute pursuant to this Section 8 are several and not joint and in the same proportion of all contributions of Holders required hereunder as such Holder's Registrable Securities sold pursuant to the Registration Statement is of the total amount of Registrable Securities sold pursuant to the Registration Statement. Any Underwriters' respective obligations to contribute pursuant to this Section 8 are several in the proportions specified in the relevant underwriting agreement and not joint.

SECTION 9. UNDERWRITTEN REGISTRATIONS

            No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney and other documents required under the terms of such underwriting arrangements.

SECTION 10. SELECTION OF UNDERWRITERS

            For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering. Such investment bankers and managers are referred to herein as the "underwriters".

SECTION 11. ADDITIONAL AMOUNTS

            If any Increased Interest to be received by the Initial Purchaser or any Holders under this Agreement are subject to any present or future taxes, assessments, deductions, withholdings or charges of any nature enacted by Brazil or any political subdivision thereof or taxing authority therein ("Brazilian Taxes") or by the Cayman Islands or any political subdivision thereof or taxing authority therein ("Cayman Islands Taxes"), then the Company shall pay to the Initial Purchaser or such Holders, as the case may be, additional amounts so that such Persons shall retain, after taking into consideration all such Brazilian Taxes and Cayman Islands Taxes, if applicable, an amount equal to the amounts owed to them under this Agreement as if such amounts had not been subject to Brazilian Taxes or Cayman Islands Taxes. If any Brazilian Taxes or Cayman Islands Taxes are collected by deduction or withholding, the Company shall upon request provide to such Persons copies of documents evidencing the transmittal to the proper authorities of the amount of Brazilian Taxes or Cayman Islands Taxes, as the case may be, deducted or withheld.

SECTION 12. CONTRACT CURRENCY

            The Company shall indemnify the Initial Purchaser, the Trustee or Holder against any loss incurred by it as a result of any payment by, or judgment or order against the Company, being given or made and expressed and paid in a currency (the "Non-Contract Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Non-Contract Currency for the purpose of such payment, judgment or order and (ii) the spot rate of exchange in New York City at which such Person on the date of payment of such payment, judgment or order is able to purchase U.S. dollars with the amount of the Non-Contract Currency actually received by such Person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

SECTION 13. MISCELLANEOUS

            (a) Remedies. Each Holder, and the Trustee on behalf of any such Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights under U.S. securities laws with respect to its securities to any Person which would entitle such Person to any rights under this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

            (c) Adjustments Affecting the Securities. The Company will not, knowingly and voluntarily, take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

            (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 and

Section 11 hereof and this Section 13(d)(i), the Company has obtained the written consent of Holders of all outstanding Registrable Securities and (ii) in the case of all other provisions hereof, the Company, through the Trustee, has obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Registrable Securities subject to such Exchange Offer.

            (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the records of the Security Registrar under the Indenture, with a copy to the Security Registrar under the Indenture;

            (ii) if to the Initial Purchaser, at the address set forth in the Purchase Agreement;

            (iii) if to the Company, at the address set forth in the Purchase Agreement; and

            (iv) if to the Trustee, at the address set forth in the Indenture.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and two Business Days, after delivery to a recognized air courier service, if sent by courier.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

            (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and of the Holders of Registrable Securities, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that the other Persons identified in
Section 8 shall have the benefit of the indemnification and contribution provisions set forth in such Section; and provided, further, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a

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

Holder unless and to the extent such successor or assign acquired Registrable Securities directly from such Holder.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (j) Submission to Jurisdiction, etc. The Company irrevocably agrees that any legal suit, action or proceeding brought by any party to this Agreement or by any person who controls any such party arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the Borough of Manhattan in the City of New York (the "Specified Courts") and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. The Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company has appointed Banco Bradesco S.A., New York branch, located at 450 Park Avenue, 32nd/33rd Floor, New York, New York 10022, as its authorized agent (the "Authorized Agent") upon whom process may be served in any action based on this Agreement which may be instituted in any U.S. federal or state court in New York City by any party to this Agreement and expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect for a period of 12 years from the date of this Agreement. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. In addition, the Company irrevocably consents to the service of any process in any such suit, action or proceeding in any of the Specified Courts by the delivery or mailing of such process to the Company at its address specified in this Agreement and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction. The Company also irrevocably submits to the non-exclusive jurisdiction of any competent court in Brazil.

            The Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled and will not raise or claim or cause to be pleaded any such immunity in connection with any suit, action or proceeding arising out of or based upon this Agreement, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

            THE COMPANY AND THE INITIAL PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

            (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        BANCO BRADESCO S.A.,
                                        acting through its Grand Cayman branch

                                        By: /s/ JOSE GUILHERME LEMBI DE FARIA
                                        Title: Diretor Gerente

MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED

By: /s/ DIANE KENNA
Title: Authorized Signatory

STATE OF NEW YORK          )

                           ) :ss

COUNTY OF NEW YORK         )

            On this 2nd day of June, 2005, before me, a notary public within and for said county, personally appeared Diane Kenna to me personally known who being duly sworn, did say that she is the Authorized Signatory of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By: /s/ MARCIA D. BROWN
Title: NOTARY PUBLIC, STATE OF NEW YORK
       No. 01BR4926406
       Qualified in Queens County
       Commission Expires April 4, 2006

[NOTARIAL SEAL]

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